Exhibit 32.1
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Casey’s General Stores, Inc. (the “Company”) on Form 10-Q for the period ending January 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Terry W. Handley, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 11, 2019	/s/ Terry W. Handley
Terry W. Handley
President and Chief Executive Officer